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     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 1, 1998.
                                                       REGISTRATION NO. 33-89516
================================================================================

                                 UNITED STATES
                     SECURITIES  AND  EXCHANGE  COMMISSION
                            WASHINGTON, D.C.  20549

                                 -------------

                       POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               OCEAN ENERGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     DELAWARE                                                    72-1277752
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)

                           1201 LOUISIANA, SUITE 1400
                             HOUSTON, TEXAS   77002
         (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)


                               OCEAN ENERGY, INC.
                         1994 LONG-TERM INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)


                                ROBERT K. REEVES
                           EXECUTIVE VICE PRESIDENT,
                         GENERAL COUNSEL, AND SECRETARY
                           1201 LOUISIANA, SUITE 1400
                              HOUSTON, TEXAS 77002
                                 (713) 654-9110
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                 -------------

                                    COPY TO:

                             JAMES M. PRINCE, ESQ.
                             ANDREWS & KURTH L.L.P.
                             600 TRAVIS, SUITE 4200
                              HOUSTON, TEXAS 77002

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                 DEREGISTRATION OF UNUSED SHARES UNDER THE PLAN


         On February 4, 1995, Ocean Energy, Inc. (the "Company") filed a Registration Statement on Form S-8, Registration No. 33-89516 (the "Registration Statement"), which registered 1,500,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), for issuance under the Company's 1994 Long-Term Incentive Plan (the "Plan"). On March 27, 1998, the stockholders of the Company approved the transactions contemplated by the Agreement and Plan of Merger, dated as of December 22, 1997, as amended by an Amendment No. 1, dated as of January 7, 1998, and an Amendment No. 2, dated as of February 20, 1998 (as amended, the "Merger Agreement"), among the Company, United Meridian Corporation, a Delaware corporation ("UMC"), and OEI Holding Corporation, a Delaware corporation ("Newco"), including (i) the merger of Newco with and into the Company, and the subsequent merger of UMC with and into the Company (collectively, the "Mergers") and (ii) the adoption of the Ocean Energy, Inc. 1998 Long-Term Incentive Plan (the "1998 Plan").

         In connection with the Mergers, and pursuant to adjustment provisions under the Plan, each of the options awarded to Plan participants was converted into an option to receive 2.34 times the number of shares of Common Stock which could have been obtained prior to the Mergers (the "Adjustment"). Of the 1,500,000 shares originally registered, immediately prior to the Mergers 1,288,903 shares were subject to options that remain outstanding. Giving effect to the Adjustment, and pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), 3,016,054 shares will remain registered after the date hereof pursuant to the Registration Statement for issuance upon the exercise of such options. As a result of the Mergers and the adoption of the 1998 Plan, the Plan has been amended such that no further awards will be made under the Plan. In accordance with Item 512(a)(3) of Regulation S-K under the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement is being filed solely to deregister the remaining 1,114 shares of Common Stock covered by the Registration Statement that have not previously been and will not be used for awards under the Plan.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the _1st day of April, 1998.

                                           OCEAN ENERGY, INC.

                                        By: *  /s/ JAMES C. FLORES
                                           -------------------------
                                           James C. Flores
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on the 1st day of April, 1998.


         Signature                    Title
         ---------                    -----

* /s/ JOHN B. BROCK                  Chairman of the Board of Directors
-------------------------
John B. Brock


* /s/ JAMES C. FLORES                President, Chief Executive Officer
-------------------------            and Director (Principal
James C. Flores                      Executive Officer)

* /s/ JAMES L. DUNLAP                Vice Chairman of the Board of Directors
-------------------------            and Director
James L. Dunlap

* /s/ ROBERT L. BELK                 Executive Vice President - Administration
-------------------------            and Director
Robert L. Belk

* /s/ THOMAS D. CLARK                Director
-------------------------
Thomas D. Clark


--------------------------           Director
Lodwrick M. Cook


--------------------------           Director
Robert L. Howard


--------------------------           Director
Elvis L. Mason





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* /s/ CHARLES F. MITCHELL            Director
--------------------------
Charles F. Mitchell


--------------------------           Director
James L. Murdy


--------------------------           Director
David K. Newbigging


* /s/ WILLIAM W. RUCKS, IV           Director
---------------------------
William W. Rucks, IV


---------------------------          Director
Matthew R. Simmons


* /s/ MILTON J. WOMACK               Director
---------------------------
Milton J. Womack


* /s/ JONATHAN M. CLARKSON           Executive Vice President - Chief Financial
---------------------------          Officer (Principal Financial Officer)
Jonathan M. Clarkson


*/s/ CHRISTOPHER E. CRAGG            Vice President and Controller
---------------------------          (Principal Accounting Officer)
Christopher E. Cragg

* By: /s/ ROBERT K. REEVES
---------------------------
Robert K. Reeves
(pursuant to a power of attorney previously
     filed with this Registration Statement)